UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 28, 2004

(Date of earliest event reported)

The Wiser Oil Company

(Exact name of Registrant as specified in its charter)

Delaware	0-5426	55-0522128
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8115 Preston Road, Suite 400, Dallas, Texas		75225
(Address of principal executive offices)		(Postal Code)

Registrant’s telephone number, including area code: (214) 265-0080

ITEM 1. Changes in Control of Registrant

On June 28, 2004, TWOCO Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly owned direct subsidiary of Forest Oil Corporation, a New York corporation (“Forest”), announced that it had completed its tender offer for The Wiser Oil Company, a Delaware corporation (“Wiser” or the “Company”), pursuant to an Agreement and Plan of Merger, dated as of May 21, 2004, by and among the Company, Purchaser and Forest (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Purchaser commenced an offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share, (“Common Stock”), at a purchase price of $10.60 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in Forest and Purchaser’s Offer to Purchase, dated May 28, 2004, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). The Offer is described in a Tender Offer Statement on Schedule TO (as amended or supplemented from time to time) filed by Forest and Purchaser with the United States Securities and Exchange Commission on May 28, 2004. The Offer expired at 12:00 midnight EDT on June 25, 2004 and, on June 28, 2004, Purchaser announced that it accepted for payment all shares of Common Stock tendered. Based on information provided by Mellon Investor Services, LLC, the depositary for the Offer (the “Depositary”), 14,551,096 shares of Common Stock, including shares tendered pursuant to guaranteed delivery procedures (or approximately 94% of all outstanding shares of Common Stock), were validly tendered and not withdrawn pursuant to the Offer.  Purchaser accepted for payment and notified the Depositary to pay promptly for the tendered and accepted Shares (other than those subject to guarantee of delivery or receipt of additional documentation), in accordance with the terms and subject to the conditions set forth in the Offer documents.

The Merger Agreement also provides that upon acceptance for payment of any shares of Common Stock pursuant to the Offer, Forest shall be entitled to designate persons for appointment to the Company’s Board of Directors, and the Company is required to take all action necessary to cause Forest’s designees to be elected or appointed to the Board, including, if necessary, increasing the size of the Board of Directors and/or securing resignations of incumbent directors. Pursuant to these provisions C. Frayer Kimball, III, Richard R. Schreiber, Scott W. Smith and Lorne H. Larson resigned from the Board, and the remaining members of the Board approved an increase in the size of the Board from seven (7) to eight (8) members and appointed the following Forest designees to fill the vacancies created by the director resignations and increase in the size of the Board: David H. Keyte, Newton W. Wilson III, Matthew A. Wurtzbacher, J.C. Ridens and R. Scot Woodall.

Purchaser also announced its plans, pursuant to the Merger Agreement, to acquire the remaining shares of Common Stock through a second-step merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

The Wiser Oil Company

June 28, 2004	By:	/s/ Van Oliver
Van Oliver
Vice President and General Counsel